Exhibit 10.10



							As of May 1, 1998







Dear Mr.               :

	This letter will evidence the agreement of Lone Star
Industries, Inc. and its successors and assigns (the "Company")
with you on the terms specified herein.
	1.	If, after the occurrence of a Change in Control,
"Substantially Comparable" employment (as defined below) does not continue to be offered to you by the Company for a period of at least one year following such Change in Control (whether
because of a termination of your employment by such Company for any reason, or because of a change in the terms of such
employment so that it is no longer Substantially Comparable to your employment by the Company prior to the Change in Control), and as a result your employment is terminated by you or the
Company) of if you separate from the Company (or are terminated by the Company) for any reason in the thirty-day period
commencing on the first anniversary of the occurrence of a
Change in Control, then you shall be entitled to severance in an amount equal to the greater of (A) thirty months of your base salary as in effect upon your separation of employment from the
Company or (B) thirty months of your base salary as in effect immediately prior to the Change in Control (the higher of the salary upon your separation or immediately prior to the Change in Control hereinafter referred to as the "Effective Base
Salary").  Such severance shall be paid in a lump sum on the effective date of the termination of your employment.  In
addition, (x) you and your spouse and eligible dependents shall continue to receive health insurance coverage under the
Company's Executive Medical Plan (as in effect immediately prior to such Change in Control) during a period of thirty months
commencing upon the termination of your employment and (y) you shall receive such life insurance as is in effect immediately prior to such Change in Control during a period of thirty months commencing upon the termination of your employment. In addition, you shall be deemed to have continued your employment at your Effective Salary Base during such thirty-month period for purposes of vesting, eligibility, qualifying and benefit accrual under any applicable employee pension plan (and, as
provided in clause (ii) below, retiree health and life
insurance) and shall receive, within fifteen days after the
commencement of the thirty-month period of benefit continuation, a lump sum payment equal to the present value of any additional benefits to which you would have been entitled under any Company employee pension plan (and the Company's Supplemental Employee
Retirement Plan) had the thirty-month period counted for
purposes of vesting, eligibility and benefit accrual (discounted at 5% per annum) as computed by the actuarial firm engaged by the Company immediately prior to the Change in Control.  Nothing in this Agreement shall limit your eligibility for or
entitlement to any benefits or programs to which you are
otherwise entitled, including any severance due under the
Company's regular severance policy ("Policy Severance") and any bonus under the Company's Executive Incentive Plan ("Incentive Compensation"). However, if you are entitled to severance under this Agreement, you will also be entitled to receive any Policy
Severance in a lump sum at date of termination.  Any severance received under this Agreement shall be reduced by any Policy
Severance (but not Incentive Compensation) actually received by you.
	Without limiting your right to the life and health
insurance coverage set forth above, (i) you shall continue to have the right to apply for and secure your entitlement to any life insurance and health coverage you may become entitled to as a terminated employee (e.g., "COBRA" insurance); and (ii) from and after the occurrence of a Change in Control, the Company shall provide to you Retiree Life Insurance until your death and to you and your spouse (and eligible dependants) retiree medical insurance benefits (provided you qualify therefor after taking into consideration the effect of clauses (b) and (e) below)
under a plan that (a) guarantees coverage for you and your
spouse and eligible dependants until the later of your or your spouse's death; (b) provides life insurance for you and medical benefits which are at least as favorable to you and your spouse as under the Company's salaried employee Retiree Medical
Insurance and Retiree Life Insurance Program as in effect on the date of the first public announcement of the transaction that resulted in the Change in Control including, without limitation, covered medical benefits, lifetime maximum benefits, annual out-of-pocket maximums, contributions, annual deductibles and eligibility requirements; (c) may not thereafter be modified, amended or terminated including, without limitation, by
decreasing covered medical benefits or lifetime maximum
benefits, or increasing annual out-of-pocket maximums,
contributions, annual deductibles or eligibility requirements;
(d) is not taxable as income (unless the Company fully
reimburses you on an after tax basis for all such taxes); and
(e) recognizes the thirty-month period in respect of which you are receiving a severance payment under this agreement for
purposes of determining whether you qualify for such retiree health and life insurance.  It is not the intent of this
agreement to provide for any duplication of insurance coverage;
but any benefit contribution payment made by you in connection with one coverage (e.g., Company provided Executive Medical)
shall be an offset against the same type of obligation under a comparable plan in which you may be a participant (e.g., retiree medical or COBRA medical insurance) for the same period of
coverage).
	2.	For purposes of this Agreement (i) a "Change in
Control" shall be deemed to have occurred upon the occurrence of any of the following events:
	(i)	Any acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the
Securities Exchange Act of 1934 (the "Exchange Act")) (a
"Person") of beneficial ownership (within the meaning of Rule
13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other voting securities of the Company entitled to vote generally in the
election of directors ("Outstanding Company Voting Securities")
after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more of either (1)
the then outstanding shares of Common Stock or (2) the
Outstanding Company Voting Securities; excluding, however, the following:  (A) (1) any acquisition by the Company, (2) any
acquisition by an employee benefit plan (or related trust)
sponsored or maintained by the Company or (3) any acquisition by any corporation pursuant to a reorganization, merger,
consolidation or similar corporate transaction (in each case, a
Corporate Transaction), if, pursuant to such Corporate
Transaction, the conditions described in clauses (1), (2) and
(3) of paragraph (iii) of this Section 2 are satisfied; or (B)
any transaction in which the Chairman and the Chief Executive
Officer and President of the Company (both as of the date of this Agreement and subject to health related availability) (1)
retain their current positions with the Company immediately
after such transaction and (2) will immediately after such
transaction beneficially own an aggregate (for both such
executives), directly or indirectly (including, without
limitation, ownership by family members, trusts or foundations for or controlled by family members), more than 5% of either the
(a) then outstanding shares of common stock of the Company
and/or (b) the other voting securities of the Company entitled to vote generally in the election of directors (any transaction under the clause (B) hereinafter referred to as a "Management
Event").
	(ii)	A change in the composition of the Board of Directors
of the Company (other than in connection with a Management
Event) such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter
collectively referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the class, provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the
Company's stockholders, was approved in advance or
contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent
Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this
proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened
solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Class; or
	(iii) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate
Transaction is subject, at the time of such approval by
stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or
implicitly); excluding, however, a Management Event or a
Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial
owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, (2) no Person
(other than the Company, and employee benefit plan (or related trust) of the Company or the corporation resulting from such
Corporate Transaction and any Person beneficially owning,
immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding
shares of Common Stock or Outstanding Company Voting Securities,
as the case may be) will beneficially own, directly or
indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the
corporation resulting from such Corporate Transaction; or
	(iv)	The approval of the stockholders of the Company of (1)
a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation (A) in connection with a Management
Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then
outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then
beneficially owned, directly or indirectly, by all or
substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of
Common Stock and Outstanding Company Voting Securities
immediately prior to such sale or other disposition, (2) no
Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.
	3.	For purposes of this Agreement, "Substantially
Comparable" employment shall mean employment which (a) has a base salary which is equal to or higher than your Effective Base
Salary and a benefits package which, in total, is equivalent or superior to your benefits package in effect prior to the Change in Control; (b) is at the same or a higher Level of
Responsibility and Title; and (c) is at a location no more than
25 miles from (and located in the same State as) your then
current employment location.  "Level of Responsibility and
Title" are set forth in Exhibit A hereto.  In any dispute under this Agreement concerning "Substantially Comparable" employment, the Company shall have the burden of proving that your
employment was "Substantially Comparable".
	4.	(i) Immediately upon the occurrence of a Change in
Control, the Company shall:  (A) establish (if not already in existence) a grantor trust subject to the claims of the
Company's creditors (commonly referred to as a "Rabbi Trust");
and (B) contribute to the Rabbi Trust an amount sufficient to provide for the severance benefits and payment of all other
benefits under Sections 1 and 10 of this Agreement.  The amount of payments made to you from the Rabbi Trust shall be determined by the accounting firm (who, with respect to payments to you under Section 10, shall rely on the calculations made by Tax
Counsel), engaged by the Company immediately prior to the Change in Control and reviewed by outside legal counsel (which costs shall be borne by the Company). Payments made to you under this Agreement shall be made from such Rabbi Trust unless made directly by the Company; provided however, that in the event the funds contributed in the Rabbi Trust by the Company on your
behalf are insufficient to provide for benefits under this
Agreement, nothing in this Agreement shall limit the Company's liability to you for payments hereunder.  The Rabbi Trust shall terminate and any remaining assets shall be returned to the
Company no sooner than July 1, 2005, unless you have provided written notice of an unsatisfied claim to the trustee of the
Rabbi Trust, in which case the Rabbi Trust shall not terminate until such claim is resolved pursuant to Section 9.
	(ii)	The Company agrees to use its best efforts to provide
the benefits under the Executive Medical Plan to you and your eligible dependents in a manner that will not result in any
income inclusion under federal, state or local tax law.  To the extent any such income inclusion results to either you or your eligible dependents, you and your eligible dependents (as the case may be) shall receive an annual payment from the Company to fully pay for the federal, state or local tax on such income inclusion (a "Gross-up Payment") as well as any income inclusion from the Gross-up Payment based on the highest marginal tax rate on the payment, so that neither you or your eligible dependents have any net tax liability as a result of participation in the
Executive Medical Plan.  Such payments will be made by the
Company within 15 days of final determination by the Internal
Revenue Service (I.R.S.), state taxing authorities or Court of
Law that taxes are due or, if it is determined in advance of any audit that the payments will be taxable, 30 days after the end of the calendar year such payments are includible in income.
	5.	This Agreement shall not confer upon you any right to
continuance of employment with the Company or with any successor or in any way interfere with the right of the Company or such successor to terminate such employment.
	6.	This Agreement constitutes the entire agreement
between the parties and may not be changed or modified except by an agreement in writing signed by you and the Company.  The
effectiveness of this Agreement shall commence as of the date hereof and shall terminate on July 1, 2001.
	7.	This Agreement shall be governed by and construed in
accordance with the laws of the State of Connecticut.
	8.	This Agreement shall inure to the benefit of, and be
binding upon, any successor in interest or assign of the Company including, without limitation, purchaser of all or substantially all of the assets of the Company and the surviving entity of any merger or consolidation to which the Company is a party.  This
Agreement cannot be assigned by you without prior written
consent of the Company.
	9.	a.	Any dispute relating to this Agreement arising
between you or your spouse and the Company (or any successor or assign) shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration
Association ("AAA"). The arbitration proceedings, including the rendering of an award, shall take place in Stamford, Connecticut
(or such other location mutually agreed upon by the Company and you), and shall be administered by the AAA.
		b.	The arbitral tribunal shall be appointed within
30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Company, one by you, and the third by both you and the Company jointly;
provided, however, that, if you and the Company do not select the third arbitrator within such 30-day period, such third
arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.
		c.	Decisions of such arbitral tribunal shall be in
accordance with the laws of the State of Connecticut (excluding the conflicts of law rules which require the application of any other law).  The award of any such arbitral tribunal shall be final (except as otherwise provided by the laws of the State of Connecticut and the Federal laws of the United States, to the extent applicable).  Judgment upon such award may be entered by the prevailing party in any state of Federal court sitting in
Connecticut or any other court having jurisdiction thereof, or application may be made by such prevailing party to any such court for judicial acceptance of such award and an order of
enforcement.
		d.	The Company shall reimburse you for all costs,
including reasonable attorneys' fees, in connection with any proceeding (whether or not in arbitration) to obtain or enforce any right or benefit under this Agreement in which you are the prevailing party.
		e.	Without intending to limit the remedies available
to you, the Company acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to you for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, you shall be entitled to obtain a temporary
restraining order and/or a preliminary or permanent injunction requiring specific performance of the Company or such other
relief as may be required to specifically enforce any of the provisions of this Agreement.
	10.	a.	Anything in this Agreement to the contrary
notwithstanding, in the event it shall be determined that any payment or distribution by the Company (including any made from plans sponsored by the Company, through annuities, Rabbi Trusts or otherwise), whether paid or payable or distributed or
distributable pursuant to the terms of this Agreement (including this Section 10), the Company's Executive Incentive Plan or
otherwise (any such payments or distributions being individually referred to herein as a "Payment", and any two or more of such payments or distributions being referred to herein as
"Payments"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended
("Code") (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with
respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then you shall be entitled to receive and the Company shall make an
additional payment or payments (individually referred to herein as a "Gross-Up Payment", and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by you of all Taxes (as defined in Paragraph 10(e)) imposed upon all Gross-Up Payments, you
retain an amount of such Gross-Up Payments equal to the Excise
Tax imposed upon the Payments.
		b.	Subject to the provisions of Paragraph 10(c) and
(d), any determination required to be made under Paragraph 10(a) including whether Gross-Up Payments are required and the amount of such Gross-Up Payments, shall initially be made, at the
Company's expense, by nationally recognized tax counsel retained to represent you by the Company, such counsel to be mutually acceptable to the Company and you ("Tax Counsel").  Tax Counsel
shall provide detailed supporting legal authorities,
calculations and documentation both to the Company and you
within 15 business days after the termination of your
employment, if applicable, and such other time or times as is reasonably requested by the Company or you.  If Tax Counsel
makes the initial determination that no Excise Tax is payable by you with respect to a Payment or Payments, it shall furnish you with an opinion that no Excise Tax will be imposed with respect to any such Payment or Payments.  As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made, and if upon any reasonable written request from you, the Company or Tax
Counsel, Tax Counsel thereafter determines that you are required to make a payment of any Excise Tax or any additional Excise
Tax, as the case may be, Tax Counsel shall, at the Company's expense, determine the amount of the underpayment that has
occurred and any such underpayment (together with any additional
Taxes resulting from the Payment or resulting from the
underpayment of Excise Tax) shall be promptly paid by the
Company to you.
		(c)	The Company shall defend (by the Tax Counsel or
by other nationally recognized tax counsel acceptable to you), hold harmless and indemnify you on a fully grossed-up after Tax basis from and against any and all Excise Tax, other Taxes,
claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, fines, interest, costs and expenses (including reasonable attorneys',
accountants', and experts' fees and expenses) (collectively,
"Costs") with respect to any claim made against you by the
Internal Revenue Service, any other governmental agency or any other person or entity, for any Excise Tax.
		(d)	Pending the outcome of any such claim, the
Company shall advance to you on an interest-free basis, the
total amount of the Excise Tax or other Taxes claimed in order for you to pay or cause to be paid the Excise Tax or other Taxes claimed.  You shall, at the Company's reasonable request and at the Company's sole cost and expense, file a claim for refund of such Excise Tax and/or other Taxes and sue for a refund of such
Taxes if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a
refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold you harmless, on a fully grossed-up after Tax basis, from any Tax imposed with respect to such advance or with respect to any imputed income with respect to such advance.
Within ten (10) days after the Company is notified of a claim against you for Excise Tax, whether such notice is provided by you or otherwise, the Company (i) shall notify you in writing (a
"Defense Notice") that the Company is defending and indemnifying you for such claim pursuant to Paragraph 10(c), and thereafter
(ii) shall control the defense or prosecution, at its sole cost, expense and risk, of such claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a final determination; provided, however, that
(i) the Company shall not, without your prior written consent, enter into any compromise or settlement of such claim that would adversely affect you, (ii) any request from the Company to you regarding any extension of the statute of limitations relating to assessment, payment or collection of taxes for your taxable year with respect to which the contested issues involved in, and amount of, the claim relate is limited solely to such contested issues and amount, and (iii) the Company's control of any
contest or proceeding shall be limited to issues with respect to the claim and you shall be entitled to settle or contest, in your sole and absolute discretion, any other issue raised by the
Internal Revenue Service or any other taxing authority.  So long as the Company is diligently defending or prosecuting such
claim, you shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such claim, and shall otherwise cooperate (at the Company's sole cost and expense) with the Company and its representatives in good faith in order to contest effectively such claim.  The
Company shall keep you informed of all developments and events relating to any such claim (including, without limitation,
providing to you copies of all written materials pertaining to any such claim), and you or your authorized representatives
shall be entitled, at your expense, to participate in all
conferences, meetings and proceedings relating to any such
claim.  If the Company fails to (i) timely deliver a Defense
Notice or (ii) thereafter perform the obligations under
Paragraph 10(c) to your reasonable satisfaction, then you shall at any time thereafter have the right (but not the obligation), at your election and in your sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the
Company, such claim.  You shall have full control of such
defense or prosecution and such proceedings, including any
settlement or compromise thereof.  If requested by you, the
Company shall cooperate, and shall cause its affiliates to
cooperate, in good faith with you and your authorized
representatives in order to contest effectively such claim.  The
Company may attend, but not participate in or control, any
defense, prosecution, settlement or compromise of any claim
controlled by you pursuant to this Paragraph 10(d) and shall bear its own costs and expenses with respect thereto.  In the case of any claim that is defended or prosecuted by you, you shall, from time to time, be entitled to current payment, on a fully grossed-up after Tax basis, from the Company with respect to Costs incurred by you in connection with, or arising out of, such defense or prosecution.
		(e)	For purposes of this Section 10, the terms "Tax"
and "Taxes" mean any and all federal, state and local taxes of any kind whatsoever (including, but not limited to, any and all
Excise Tax, income taxes, FICA taxes and employment taxes),
together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or
additional amounts.
	11.	The Company has purchased, on your behalf, and shall
maintain an insurance policy to cover any litigation costs of you or your spouse associated with the enforcement of this
Agreement against the Company (or defense against claims made under this Agreement by the Company) in an amount of $100,000.
The Company shall fully reimburse you for the federal, state and local income and employment-related taxes incurred by you in connection with the purchase and maintenance of such policy (the "Reimbursement") and any federal, state or local taxes on the Reimbursement, based on the highest marginal tax rate in effect, so that you have no federal, state or local tax liability as a result of this Section.
	12.	All notices, communications, etc., shall be sent to:
			(a)	Corporate Secretary
				Lone Star Industries, Inc.
				300 First Stamford Place
				Stamford, CT 06912


			(b)




	13.	This Agreement replaces and supersedes the Agreement
between the Company and you, dated February 1, 1996.
							Very truly yours,
							LONE STAR INDUSTRIES, INC.

							By:_________________________
Read and Agreed to:


Mr. ____________
As of May 1, 1998
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